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                          RELIANCE GROUP HOLDINGS, INC.
                         KEY EMPLOYEE SHARE OPTION PLAN








                    Effective Date of Plan: December 10, 1997


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                          RELIANCE GROUP HOLDINGS, INC.
                         KEY EMPLOYEE SHARE OPTION PLAN

                                Table of Contents

                                                                          Page

Preamble...................................................................1

ARTICLE I         Definitions..............................................1

ARTICLE II        Grant of Options.........................................3

ARTICLE III       Exercise of Options......................................5

ARTICLE IV        Amendment or Termination of the Plan.....................7

ARTICLE V         Plan Administration......................................8

ARTICLE VI        Miscellaneous............................................10


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                                    Preamble


         Reliance Group Holdings, Inc. (the "Sponsor") hereby establishes the Reliance Group Holdings, Inc. Key Employee Share Option Plan (the "Plan"), effective as of the date specified herein.

         The purpose of the Plan is to provide alternate forms of compensation to certain key employees of the Employer, commensurate with their contributions to the success of the Employer's activities, in a form that will provide incentives and rewards for meritorious performance and encourage the recipients' continuance as employees of the Employer.

                                    ARTICLE I

                                   Definitions

         As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

         1.1 "Administrative Committee" means the committee appointed in accordance with Section 5.1 to administer the Plan, and shall initially consist of the members of the Sponsor's Benefit Plans Committee.

         1.2 "Beneficiary" means the person or persons designated by a Participant, or who is otherwise entitled, to exercise Options after a Participant's death.

         1.3 "Board" means the Board of Directors of the Sponsor.

         1.4 "Compensation Committee" means the Compensation Committee of the Board or, with respect to Section 162(m) Reporting Persons, the Special Compensation Committee of the Board.

         1.5 "Designated Property" means shares of regulated investment companies (mutual funds) designated by the Compensation Committee as subject to purchase through the exercise of an Option, or the property substituted under
Section 2.5.

         1.6 "Disability" means a mental or physical condition that would entitle a Participant to receive benefits under the applicable Employer's long-term disability plan.

         1.7 "Effective Date" means December 10, 1997.

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         1.8 "Employee" means any common law employee of the Sponsor or any other Employer.

         1.9 "Employer" means the Sponsor, any other affiliate or subsidiary of the Sponsor which is a member of its controlled group of corporations (within the meaning of Section 1563 of the Internal Revenue Code of 1986, as amended) which has been designated by the Sponsor to participate in this Plan as a participating employer, and any successor to the Sponsor.


         1.10 "Exercise Date" means, with respect to any Option, the date on which the Participant exercises the Option in accordance with Section 3.3, except that for purposes of determining any reduction in Option Exercise Price under Section 2.4.1, the Option Exercise Price percentage shall be determined as of the date on which occurred the Termination of Employment.

         1.11 "Exercise Period" means the period of time stated in Section
3.1.1.

         1.12 "Fair Market Value" means, with respect to shares of a regulated investment company (mutual fund), the price of, or for mutual funds whose shares are traded on the basis of net asset value, the net asset value ascribed to, the shares of the applicable mutual fund as quoted at the close of the market on the applicable date.

         1.13 "Grant Date" means, with respect to any Option, the date on which the Option Agreement has been made effective.

         1.14 "Option" means the right of a Participant, granted by the Employer in accordance with the terms of this Plan, to purchase Designated Property from the Employer at the Option Exercise Price established under Section 2.

         1.15 "Option Agreement" means an agreement from the Employer to a Participant to whom Options have been granted, acknowledging the issuance of the Options and setting forth certain terms governing the Option, including, but not limited to a description of the Designated Property, the Option Exercise Price and the Exercise Period.

         1.16 "Option Exercise Price" means the price that a Participant must pay in order to exercise an Option.

         1.17 "Participant" means any Employee who has received a grant of Options in accordance with Section 2.1 and whose Options have not been completely exercised. After a Participant's death, his Beneficiary, or upon a valid transfer under Section 3.4, the transferee, is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that continue to be exercisable under the terms of the Plan.

         1.18 "Plan" means the Reliance Group Holdings, Inc. Key Employee Share Option Plan, as set forth herein and as from time to time amended.


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         1.19 "Retirement" means Termination of Employment on or after the date on which a Participant attains age 65.

         1.20 "Section 162(m) Reporting Person" means any Participant whose remuneration is, or as an executive officer of Sponsor may become, subject to
Section 162(m) of the Internal Revenue Code of 1986, as amended.

         1.21 "Sponsor" means the Reliance Group Holdings, Inc., a Delaware corporation or any successor thereto.


         1.22 "Termination of Employment" means a Participant's separation from the service of the Sponsor or any other Employer by reason of his resignation, Retirement, discharge or death; other than any separation which results in a transfer to another Employer.

         1.23 "Termination of Employment for Cause" means Termination of Employment as a result of (i) the willful and material failure of Employee to timely perform duties assigned to him by Employer, (ii) the commission by Employee of gross negligence or wanton misconduct in the conduct of his or her assigned duties, (iii) the material violation of any guidelines established by Employer, (iv) theft, misappropriation or defalcation of Employer funds by Employee or (v) the indictment of Employee for, or the entry of a pleading of nolo contendere by Employee to, any crime involving moral turpitude or any felony.

                                   ARTICLE II
                                Grant of Options

         2.1 Eligibility for Grants. Grants of Options may be made to any Employee of the Employer who, in the judgment of the Compensation Committee, plays a key role with a significant impact on the Employer's fulfillment of the purposes specified in its Articles of Incorporation and By-Laws.

         2.2 Procedure for Granting Options. The recipients of Options are determined from time to time by the Compensation Committee. Grants become effective upon the execution and delivery by the Employer to the Participant of an Option Agreement which shall contain such provisions as the Compensation Committee in its sole discretion deems necessary or desirable. Grants may be made at any time on or after the Effective Date and prior to the termination of the Plan.

         2.3 Selection of Designated Property. When an Option is granted, the Compensation Committee will specify the Designated Property that may be purchased by exercise of the Option and will determine the Exercise Price in accordance with Section 2.4.


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         2.4  Establishment of Exercise Price.

                     2.4.1 Unless the Option Agreement provides otherwise, the Exercise Price of an Option shall be the greater of 25% of the Fair Market Value of the shares on the Grant Date and a percentage of the Fair Market Value of the shares on the Exercise Date, which percentage varies with the earlier of Termination of Employment and Exercise Date. Initially, such percentage will be 25% of the Fair Market Value of the shares on the Exercise Date. However, for every two years the Option is outstanding until the sixteenth anniversary of the Grant Date such percentage of the Fair Market Value of the shares on the Exercise Date will decrease by one-half of one percent (.5%), so that by the sixteenth anniversary of the Grant Date such percentage would be 21%

         instead of 25%. Finally, if the Option remains outstanding for the full twenty years, such percentage will be reduced to 15% of the Fair Market Value of the shares on the Exercise Date. No reduction of such percentage of Fair Market Value of any Option shall be made for periods after the Termination of Employment.

                     2.4.2 In the event of a stock split, reverse stock split, stock dividend, rights offering, return of capital distribution, recapitalization or similar transaction that materially affects the Fair Market Value of the Designated Property, the Compensation Committee may adjust the Option Exercise Price or increase the number of Options that can be exercised so that it retains the same ratio to the Fair Market Value of the Designated Property as existed immediately before the transaction.

         2.5 Substitution of Other Property for Designated Property. The Compensation Committee may, in its sole discretion, at any time substitute the Designated Property with any other property of at least equal value. Such substituted property shall be deemed Designated Property for all purposes under the Plan.

         2.6 Cash Payment for Option in Lieu of Exercise and Sale. Options which are exercisable pursuant to Section 3.1, but which have not yet been exercised, may upon Termination of Employment For Cause be canceled by the Compensation Committee, at its discretion, for a cash payment of an amount equal to the Fair Market Value of the full number of exercisable shares or units of Designated Property less the total Option Exercise Price of such shares or units (in lieu of requiring or allowing actual exercise and sale of the shares).

         2.7 Adjustment of Shares Deliverable under Option Agreement. The Compensation Committee shall include a dividend or other distribution equivalent right entitling the Optionee to receive amounts equal to the distributions paid, during the time such Option is outstanding and unexercised, with respect to the shares or units of Designated Property covered by such Option. The Compensation Committee shall determine whether such payments shall be made in cash or in additional Options to purchase shares or units of the Designated Property and the time or times at which such


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payments shall be made. In the event additional Options are granted, the Options shall be subject to all terms of the Plan, including, but not limited to the six month waiting period before the Options could be exercised as provided under
Section 3.1, as of the Grant Date of such Options.

                                   ARTICLE III

                               Exercise of Options

         3.1 When Options are Exercisable. Unless the Option Agreement provides otherwise, an Option shall be exercisable as follows:


                     3.1.1. A Participant may exercise an Option, in whole or in part, at any time during the period commencing six months after the Grant Date and ending on the twentieth anniversary of the Grant Date (the "Normal Exercise Period").

                     3.1.2 Notwithstanding the above, the Exercise Period shall end on the earlier of the following:

                          (a) Twenty-four months from the date of the
                     Participant's Termination of Employment, if his employment terminates as a result of Retirement or Disability;

                          (b) Twenty-four months from the date of the
                     Participant's death, unless the Beneficiary is the Participant's spouse, in which case the Exercise Period shall end five (5) years from the date of the Participant's death;

                          (c) Thirty (30) days from the date of the
                     Participant's Termination of Employment For Cause or, if longer, seven months from the Grant Date;

                          (d) Ninety (90) from the date of the Participant's
                     Termination of Employment, or, if longer, nine months from the Grant Date, if his employment terminates for any reason other than as specified in (a), (b) or (c) above, unless otherwise agreed in writing by the Compensation Committee as in the best interests of the Employer under the circumstances of a Termination of Employment; or

                          (e) Twenty-four months from the date the Plan is
                     terminated pursuant to Article IV hereof.

         3.2 Vesting. Unless the Option Agreement provides otherwise, a Participant shall be immediately vested in any Option granted to such


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Participant, regardless of such Participant's ability to exercise the Option under Section 3.1.1.

         3.3 Procedure for Exercising Option. Unless the Option Agreement provides otherwise, the procedure for exercising an Option shall be as set forth below.

                     3.3.1 Notice of Exercise. A Participant may exercise all or a portion of his or her exercisable Options by giving written notice to the Administrative Committee, or its delegate, in a form and at the time acceptable to the Administrative Committee and tendering payment of the applicable Exercise Price.

                     3.3.2 Payment of Exercise Price. The method of payment

         shall be cash, cash equivalent (i.e., money order, cashier's check or certified check) or any other method of payment approved by the Administrative Committee.

                     3.3.3 Delivery of Option Shares. As soon as is reasonably possible after receiving payment of the full Option Exercise Price, the Sponsor shall, subject to the provisions of Sections 3.1, transfer to the Participant, or to such other person as may then have the right to exercise the Option, the number of shares or units of Designated Property for which the Option has been exercised. If the method of payment employed upon exercise so requires, and if applicable law permits, a Participant may direct the Sponsor to deliver the certificate(s) to the Participant's stockbroker or other investment manager.

                     3.3.4 Payment of Applicable Taxes. The Sponsor shall be entitled to require as a condition of transfer of the Designated Property pursuant to the exercise of the Option that the Participant remit to the Sponsor an amount sufficient in the opinion of the Sponsor to satisfy all federal, state and other governmental tax withholding requirements related thereto. The Sponsor may permit the Participant to satisfy the foregoing condition by electing to have the Sponsor withhold from other income earned by the Participant and paid by the Sponsor or by electing to have the Sponsor withhold shares of Designated Property deliverable under the Option.

         3.4 Inalienability of Options. No Option granted under this Plan may be transferred, assigned or alienated, except to a Beneficiary under this Plan, or, if permitted by the Compensation Committee, to (i) a member of the Participant's immediate family, such as the Participant's spouse, child, parent, brother or sister, or to a trust, partnership or limited liability company for the benefit of any such individual, or (ii) an inter vivos trust for the benefit of the Participant. An Option may be exercised only by the Participant to whom it was granted, by his Beneficiary, executor or administrator of his or her estate after death, by a person or entity to whom the Option was validly transferred, or by a person holding a valid power of attorney, or legally appointed as guardian, to act on behalf of the person entitled to exercise the Option.

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         3.5  Designation of Beneficiary

                     3.5.1 Designation or Change of Beneficiary by Participant. Prior to the grant of an Option, a Participant may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Administrative Committee. The consent of the Participant's current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate, unless the Participant has specified otherwise.


                     3.5.2 Beneficiary if No Designation is Made. Unless a different Beneficiary has been designated in accordance with Section 3.5.1, the Beneficiary of any Participant who is lawfully married on the date of his death is his surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary is his estate.

                                   ARTICLE IV

                      Amendment or Termination of the Plan

         4.1 Sponsor's Right to Amend or Terminate Plan. The Sponsor may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Employers and Participants, the Compensation Committee, the Administrative Committee and all other parties in interest.

         4.2 When Amendments Take Effect. A resolution amending or terminating the Plan becomes effective as of the date specified therein or, if no date is otherwise specified, upon the date the resolution is finally approved by the Board.

         4.3 Exercisability upon Termination. In the event that the Plan is terminated, the Sponsor reserves the right to require all outstanding Options to be exercised within two years of the date of such termination.

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                                    ARTICLE V

                               Plan Administration

         5.1 Administration of Plan. The Plan shall be administered by the Administrative Committee appointed by the Compensation Committee; provided, however, that with respect to any Participant who is a Section 162(m) Reporting Person, the Plan shall be administered by the Compensation Committee.

                     5.1.1 Interested Parties. No member of the Administrative Committee may participate in any decision if that member is not disinterested with respect to the issue being considered.

                     5.1.2 Action by the Administrative Committee. The Administrative Committee acts by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Administrative Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan.

                     5.1.3 Removal, Resignation, Action During Vacancies. The Compensation Committee has the power to remove any member of the Administrative Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Administrative Committee have full authority to act. In the absence of any Administrative Committee members being appointed or continuing in that capacity, the Compensation Committee shall constitute the Administrative Committee. Any member of the Administrative Committee may resign by delivering his written resignation to the Compensation Committee. Any such resignation becomes effective upon its receipt by the Compensation Committee, or on such other date as is agreed to by the Compensation Committee and the resigning member. Any Administrative Committee member who is an officer of the Employer shall be deemed to submit his or her resignation upon submitting a resignation from employment or upon being terminated from employment by the Employer, which resignation shall be effective upon the effective date of the resignation or termination from employment.

         5.2 Powers of the Administrative Committee. In carrying out its duties with respect to the general administration of the Plan, the Administrative Committee has, in addition to any other powers conferred by the Plan or by law, the following powers:

               (a) to compute and certify to the Sponsor the amount of distributions payable to Participants;

               (b) to maintain all records necessary for the administration of the Plan that are


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         not maintained by the Sponsor;

               (c) to interpret the provisions of the Plan and to make and publish such rules for the administration of the Plan as are not inconsistent with the terms thereof;

               (d) to establish and modify the method of accounting for the Plan;

               (e) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

              (f) to perform any other acts necessary and proper for the administration of the Plan, except those that are performed by the Sponsor or the Compensation Committee.

         5.3  Indemnification.

                     5.3.1 Indemnification of Members of the Compensation Committee and Administrative Committee by the Employer. The Sponsor agrees to indemnify and hold harmless each member of either the Compensation or Administrative Committee against any and all expenses and liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence. This right of indemnification is in addition to any other rights to which any member of either the Compensation or Administrative Committee may be entitled.

                     5.3.2 Liabilities for Which Members of the Compensation and Administrative Committees are Indemnified. Liabilities and expenses against which a member of either the Compensation or Administrative Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof, and any penalties or fines imposed by any federal, state or local statute or governmental entity.

                     5.3.3 Employer's Right to Settle Claims. The Sponsor may, at its own expense, settle any claim asserted or proceeding brought against any member of either the Compensation or Administrative Committee when such settlement appears to be in the best interests of the Sponsor.

         5.4 Claims Procedure. If a dispute arises between the Administrative Committee and a Participant over the amount of benefits payable under the Plan, the Participant may file a claim for benefits by notifying the Administrative Committee in writing of his claim. The Administrative Committee will review and adjudicate the claim. If the claimant and the Administrative Committee are unable to reach a mutually satisfactory resolution of the dispute, it may be submitted by the claimant to the Compensation Committee for final adjudication.

         5.5 Expenses of the Plan and the Administrative Committee. The members of the Administrative Committee serve without compensation for services as such. All

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expenses of the Administrative Committee are paid by the Sponsor.

                                   ARTICLE VI

                                  Miscellaneous

         6.1 Plan not a Contract of Employment. The adoption and maintenance of the Plan do not constitute a contract between any Employer and any Participant and is not consideration for the employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of any Employer or derogates from the right of any Employer to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

         6.2 No Rights Under Plan Except as Set Forth Herein. Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the parties hereto.

         6.3 Rules of construction.

                     6.3.1 Governing law. The construction and operation of this Plan are governed by the laws of the State of New York.

                     6.3.2 Headings. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

                     6.3.3 Gender. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

                     6.3.4 Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

                     6.3.5 Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.


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         IN WITNESS WHEREOF, Reliance Group Holdings, Inc. has caused this Plan to be executed by its duly authorized officer and its corporate seal to be hereunto affixed by authority of its Board of Directors this 10th day of December 1997.

                                            RELIANCE GROUP HOLDINGS, INC.

         [Corporate Seal]

                                            By  /s/ Robert M. Steinberg
                                                --------------------------------
                                                    President


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